EXHIBIT 11
                                   ----------

                    CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                           For the Six Months Ended August 31,
                                         ---------------------------------------
                                               1999                  1998
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $31,947   $31,947     $29,830   $29,830
Adjustments                                 -         -           -         -
                                         -------   -------     -------   -------
Income applicable to common shares       $31,947   $31,947     $29,830   $29,830
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             17,994    17,994      18,669    18,669
Adjustments:
  Stock options                             -          465        -          499
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      17,994    18,459      18,669    19,168
                                         -------   -------     -------   -------
Earnings per common share                $  1.78   $  1.73     $  1.60   $  1.56
                                         =======   =======     =======   =======


                                          For the Three Months Ended August 31,
                                         ---------------------------------------
                                               1999                  1998
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $21,101   $21,101     $16,731   $16,731
Adjustments                                 -         -           -         -
                                         -------   -------     -------   -------
Income applicable to common shares       $21,101   $21,101     $16,731   $16,731
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             18,010    18,010      18,589    18,589
Adjustments:
  Stock options                             -          489        -          462
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,010    18,499      18,589    19,051
                                         -------   -------     -------   -------
Earnings per common share                $  1.17   $  1.14     $  0.90   $  0.88
                                         =======   =======     =======   =======